# UNITED STATES
# SECURITIES AND EXCHANGE COMMISSION
# Washington, DC 20549

# FORM 1-A
# Amendment No. 1

RASTEGAR INCOME FUND III INC.
(Exact Name of the Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of         (IRS Employer
Incorporation or Organization)          Identification No.)

515 S. Capital of Texas Highway, Suite 240,
Austin, TX 78746
(Address of Principal Executive Offices and Zip Code)

(512) 729-7927
(Registrant's Telephone Number, Including Area Code)

# OFFERING CIRCULAR

Rastegar Income Fund III Inc.

**7,500,000 Shares of Common Stock**
**$10.00 Per Share**
**$500.00 Minimum Investment**

Pursuant to this Offering Circular, Rastegar Income Fund III Inc.
is offering up
to 7,500,000 shares of common stock at a price of $10.00 per common share. (See "Description of Securities"). Each share of common stock -- par value $0.001 per share -- will be sold on a "best efforts" basis.
The entire purchase is payable
in cash at the time of subscription by each purchaser. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECUTRITES LAWS UNDER THE STATE OF NEVADA
OR ANY OTHER STATE SECURITIES OR JURISDICTION IN RELIANCE
UPON THE EXEMPTIONS FROM
REGISTRATION PROVIDED BY THE ACT AND REGULATION A+ PROMULGATED THEREUNDER AND THE COMPARABLE EXEMPTIONS FROM REGISTRATION PROVIDED BY OTHER APPLICABLE SECURITIES LAWS.

All subscriptions will be in whole shares. The offering will terminate on the earlier of (i) the sale of all 7,500,000 common shares; (ii) (insert date), unless extended by the Company, without further notice, for an additional ninety
(90) days; or (iii) the Company decides to terminate the offering, in its sole discretion at any time after 30 days from the date of initial qualification of this Offering without notice. The proceeds from the sale of the shares will be payable directly to the Company after payment of all applicable commissions, and the Company will deliver stock certificates attributable to shares purchased directly to the Purchasers within ninety (90) days of the closing of this offering. Subscriptions will either be accepted or rejected within fourteen (14) days of receipt by the Company.
The Company will settle all subscriptions within ten (10) days after the final decision to accept or reject the subscription, and subscribers will be notified by electronic mail upon the decision to accept or reject the subscription. Any funds received by the Company from subscriptions that are ultimately rejected will be returned to the subscriber within twenty-one (21) days of the Company's decision to reject the subscription. Broker and finder fees, if any, in addition to expenses of the offering, may be deducted from the proceeds as the offering progresses.

# THE SECURITIES OFFERED HEREBY ENTAIL A SUBSTANTIAL DEGREE OF RISK AND SHOULD # BE CONSIDERED SPECULATIVE. (SEE "RISK FACTORS"). THIS TIER TWO REGULATION A # OFFERING DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER # JURISDICTION WHEN NOT AUTHORIZED.

|                  | **Sale Price To Public** | **Offering Expenses
						Per Share (3)** |
| Per Share (1)    | $10.00                  | $(xx)            |
| Total Maximum:   | $75,000,000             | $(xx)            |

| **Commission to Brokers** | **Proceeds To Company (2)** |
| ------------------------- | --------------------------- |
| $0.00                     | $(xx)                        |
| $0.00                     | $(xx)                        |

1. The maximum number of shares to be sold in this offering is 7,500,000 shares at an offering price of $10.00 per share which, assuming all the shares are sold, will yield $75,000,000.

2. The Company plans to sell this offering of shares through its officers and directors and will pay no commissions, sales representative, or placement fees for the placement of its securities to officers and directors of the Company.

3. Proceeds are estimated before deducting expenses of the offering, which are estimated to be $(xx). These expenses include, but are not limited to, printing, advertising, accounting, legal, and other miscellaneous items. The total expenses of this offering, including any broker or finder fees, shall not exceed a maximum of ten percent (10%) of the aggregate offering, in compliance with applicable SEC guidelines and safe harbor provisions.

**Rastegar Income Fund III Inc.**
**515 S. Capital of Texas Highway, Suite 240**
**Austin, Texas 78746**
**Phone: 512-729-7927**

**The securities offered hereby entail a substantial degree of risk and should be considered speculative. (See "Risk Factors").**

**We are a private company not listed with any U.S. or foreign exchange including OTC Markets.**

**This Offering will be conducted on a "best-efforts" basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.**

**Our Board of Directors used its business judgment in setting a value of $10.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.**

**No agent or person other than a Director or Officer of the Company has been authorized to give any information or to make any representation, other than those contained in this Offering Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Authorized representatives of the Company will, if such is reasonably available, provide additional information, which an offeree or his/her professional adviser may request for the purpose of evaluating the merits and risks of this offering, and prospective purchasers may ask questions of, and receive answers from, Officers and Directors of the Company. Questions, inquiries, and requests for information may be sent to the Company by mail at 515 S. Capital of Texas Highway, Suite 240, Austin, Texas 78746.**

**Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).**

# THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF # OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, # NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY
OFFERING CIRCULAR OR
# OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN
# EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS # NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT # FROM REGISTRATION.

## This Offer is irrevocable, and the purchase price is non-refundable as ## expressly stated in this Offering Circular. All proceeds received by the ## Company from subscribers for this Offering will be available for use by the ## Company upon acceptance of subscriptions for Securities by the Company.

**Certain securities offering guidelines, codes, regulations, and other "Blue Sky Laws" for various states are included herein. (See "State Blue Sky Information").**

# TABLE OF CONTENTS

**PAGE**

1 USE OF PROCEEDS
1 SIGNATURES

# Summary Information and Risk Factors

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted.
You should rely only on
the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to
"we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Rastegar Income Fund III Inc.

# CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Offering Circular, including those in the "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Our Business" sections, qualify as forward-looking statements. These statements are based on the Company's current expectations, assumptions, and estimates, and actual results may differ materially due to risks and uncertainties. Terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," and "would" (or negations thereof) are intended to identify forward-looking statements. The Company undertakes no obligation to update these statements except as required by applicable law.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

- The speculative nature of the business we intend to engage in;
- Our ability to effectively execute our business plan;
- Our ability to manage our expansion, growth, and operating expenses;
- Our ability to attract and maintain key personnel;
- Our ability to finance our business;
- Our ability to promote our business;
- Our ability to compete and succeed in highly competitive and evolving business;
- Our ability to respond and adapt to changes in the real estate industry; and
- Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

# SUMMARY OF THE OFFERING

*The following Summary of the Offering Circular does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained in other parts of this Offering Circular.
Please pay special attention to the "Risk Factors" before making any decision on the suitability of this investment.*

## The Company

Rastegar Income Fund III Inc. is a Delaware corporation formed to facilitate investments into individual residential and commercial real estate projects.

## Public Market

Rastegar Income Fund III Inc. common shares are not currently traded on any recognized stock exchange or trading platform. Management intends to register the shares of common stock sold in this offering with the United States Securities and Exchange Commission on Form S-1.

## The Offering

**Securities Authorized**. The Company is authorized to issue
7,500,000 shares of common stock with a par value of $0.001 per share.

**Securities Offered**. The Company is offering up to 7,500,000 shares of common stock of the Company at an offering price of $10.00 per common share.
Should the
offering yield less than the maximum of $75,000,000 the Company may nonetheless utilize the proceeds for the business operations of the company.

**Common Stock Outstanding**. 7,500,000 shares of common stock, par value
$0.001.

**Preferred Stock Outstanding**. To date, there have been no issuances of the preferred stock of the Company.

**Investor Suitability**. Subscriptions will be accepted only from: (i) Investors who qualify as "Accredited Investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"); and (ii) Non accredited purchasers who meet the criteria set forth in Regulation A Tier Two. For non accredited investors, the aggregate purchase amount (whether individually or in concert with a spouse) is limited to the greater of 10% of the investor's annual income or 10% of the investor's net worth, excluding the value of the investor's primary residence and any indebtedness secured by such residence. In addition, non accredited investors must provide a written acknowledgment that they understand the risks associated with investing in a developmental-stage, non-public entity. (This language is consistent with updated SEC guidance on investor suitability.)

**Risks**. The purchase of the common stock in this offering hereby involves a high degree of risk. The securities offered hereby are for investment purposes only and currently no market for the common shares exists. (See "Risk Factors").

**Use of Proceeds**. The net proceeds of this offering will be used primarily for the following purposes: operations, working capital, legal and accounting fees, offering expenses, marketing, and advertising and general working capital. (See "Use of Proceeds").

# RISK FACTORS

*An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Cautionary
Statement Regarding Forward-Looking Statements".*

## Limited Operating History

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet. The likelihood of the Company's success must be considered, in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company's services, the ability to attract and retain key personnel, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the "Rastegar" brand name visibility, successfully acquire new properties, attract, retain, and motivate qualified personnel and upgrade. In view of the rapidly evolving nature of the Company's business and its limited operating history, the
Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

## Need for Additional Capital

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company believes the proceeds from this offering will be sufficient to develop its initial plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or that the money raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder's interest.

## Competition

The commercial and residential real estate business is highly competitive, and the Company competes with many different types of companies. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

## Growth Strategy Implementation: Ability to Manage Growth

The Company anticipates that significant expansion will be required to address potential growth in market opportunities. The Company's expansion is expected to place a significant strain on the Company's management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures, and controls and to expand, train and manage its employee base. There can be no assurance that the Company's planned personnel, systems, procedures, and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retain, motivate, and manage required personnel or that the Company's management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition, and results of operations may be materially adversely affected.

## Dependence upon Management and Key Personnel

The Company is and will be heavily dependent on the skill, acumen, and services of the management of the Company. The loss of the services of these key individuals, and certain others, for any substantial length of time, would materially and adversely affect the Company's results of operation and financial position. (See "Management").

## Possible Inability to Find Suitable Employees

The Company's success depends significantly on its ability to attract and retain highly qualified personnel, including retaining the services of full-time employees, part-time employees, and managers to assist the Company in the conduct and management of the Company's business. Competition for such personnel is intense. There can be no assurance that the Company will be able to find these suitable employees or personnel, or if found, that these employees or personnel can be hired on terms favorable to the Company.

**Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Series' business.**

The Company's business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the Company's business and financial condition. "Shelter-in-place" or other such orders by governmental entities would further negatively impact the Company's business and could also disrupt the Company's operations if employees, who cannot perform their responsibilities from home, are not able to report to work.

## Other Nonpublic Sales of Securities Likely

As part of the Company's plan to raise additional capital and because of the capital-intensive nature to establish a brand name on the Internet, the Company will likely make offers and sales of its common stock and/or preferred stock to qualified investors in transactions which are exempt from registration under the
1933 Act, as amended, in the future. Other offers and sales of common stock or preferred stock may be at prices per share that are higher or lower than the price per share in this offering or higher or lower than the conversion rate of the share of this offering. The Company reserves the right to set prices at its discretion, which prices need not relate to any ascertainable criterion of value. There can be no assurance the Company will not make other offers at lower prices per share, when, at the Company's discretion, such price is deemed by the Company to be reasonable under the circumstances.

## Arbitrary Offering Price

The offering price of the common shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings, or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering. Please review any financial or other information contained in this Offering Circular with qualified people to determine its suitability as an investment before purchasing any shares in this offering.

### We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses.
We may not become profitable in the long- term, or even for any.

## Limited Market for Securities

The Company's securities are not currently quoted on any recognized stock exchange or trading platform. Therefore, there is currently no market for the Company's common stock is limited. There can be no assurance that a meaningful trading market will develop.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under this Act, which defines penny stock to be any non-NASDAQ equity security that has a market price of less than $5.00 per share (as defined). Unless exempt, for any transaction in a penny stock, the new rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure must be made about commissions payable to both the broker/dealer and the registered representative and current quotations of securities. Furthermore, all fee and commission disclosures shall be presented in a clear and prominent manner in accordance with current SEC guidelines to ensure investor transparency. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $3,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker/dealer.

# Summary Information and Risk Factors

## Dividend Policy

To date, the Company has not declared or paid any cash dividends on its stock and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

# Use of Proceeds

## Proceeds Applied to General Corporate Purposes - Management Discretion

Although a majority portion of the net proceeds of this Offering Circular is for specific uses, the balance will be available for working capital and general corporate purposes. Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management. Investors will be relying on the Company's management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering Circular will result in the Company achieving its financial and strategic objectives.

# Business Description

## No Commitment to Purchase; Best Efforts Offering

The offering of these securities is being done on a "best efforts" basis. However, there is no assurance that all, or any, of the shares offered hereby will be sold. No individual firm or corporation has agreed to purchase any of the shares offered herein. The shares are being offered on a best-efforts basis.

# Offering Details

**Risk Factors Related to Real Estate Generally**

***We may experience general risks of real estate investing*.**

Factors which could affect the Company's ownership of income-producing property might include, but are not limited to any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

Our Company's investment in the properties will be additionally subject to the risks and other factors generally incident to the ownership of real property, including such things as the effects of inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, acts of God, and other factors beyond the control of the Company.

***We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.***

To the extent climate change causes changes in weather patterns, the Underlying Assets could experience increases in storm intensity which could damage the Underlying Assets and result in higher vacancy. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our Underlying Assets in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

***The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.***

The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

***Rising expenses could reduce cash flow and funds available for future investments.***

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis that covers all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

***A property could be difficult to sell, which could diminish the return on the Underlying Assets.***

The Company may elect to lease or rent some of the Underlying Assets and a rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of any Underlying Asset could be diminished if the market value of the Underlying Assets declines, due to a decrease in cash flow generated by property or a decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors' Series Interests.

***The Company may decide to sell an Underlying Asset which could conflict with an investor's interests.***

Our management may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to our Board. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors' personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not completed at an optimal time. In any case, investors would not have any cause of action against the Company or our management for such sales.

***A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to lower rental rates in those markets.***

As a result of these trends, the Company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce investor return.

# Financial Statements

***Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.***

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager's discretion.

***Real estate construction involves various risk factors that can impact the successful completion and profitability of a project.***

Some of the Company's projects will involve the development and construction of real estate, which presents unique risks. Some of these risk factors include:

- Market Risk: Fluctuations in real estate market conditions can affect demand for the completed properties, leading to potential delays in sales or lower selling prices. Economic downturns can reduce demand for the completed properties, which would affect the Company's ability to sell or lease the properties.

- Financial Risk: Insufficient funding or cash flow issues can lead to project delays, cost overruns, or even project abandonment. Interest rate fluctuations can impact borrowing costs and profitability. Inadequate financial planning and budgeting can lead to cost overruns and negatively affect a project's profitability.

- Construction and Design Risk: Poor project planning and design can lead to construction delays and increased costs. Design flaws or changes can result in construction rework, causing delays and cost overruns which could affect the overall profitability of a project. Availability of skilled labor and materials can also impact the construction schedule and costs.

- Regulatory and Legal Risk: Delays or complications in obtaining necessary permits and approvals can lead to project delays and increased costs. Zoning changes or other regulatory issues can impact the feasibility of the project. Legal disputes, such as contract disputes or litigation, can lead to delays, increased costs, and reputational damage to the Company.

- Environmental and Sustainability Risk: Environmental contamination or other environmental issues can lead to costly cleanup efforts and delays. Changes in environmental regulations can impact project design and construction methods, potentially leading to increased costs.

- Political and Geopolitical Risk: Political instability, changes in government policies, or geopolitical events can affect the project's viability and profitability.

- Technology and Innovation Risk: Incorporating new technologies or construction methods without proper understanding or testing can lead to implementation challenges and delays. Technological disruptions or changes can impact project timelines and costs.

- Health and Safety Risks: Inadequate safety measures can result in accidents, injuries, or fatalities